                                                              Exhibit 8(a)(viii)

                          FUND PARTICIPATION AGREEMENT

THIS FUND PARTICIPATION AGREEMENT ("Agreement") made as of the 6th day of May, 2014, by and between Eaton Vance Variable Trust (the "TRUST"), a Massachusetts business trust, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a "PORTFOLIO" and collectively, the "PORTFOLIOS"), Eaton Vance Distributors, Inc. (the "DISTRIBUTOR"), and The Lincoln National Life Insurance Company (the "COMPANY" or "LINCOLN"), a life insurance company organized under the laws of Indiana.

WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "'40 ACT"), as an open-end, diversified management investment company; and

WHEREAS, the Trust is organized as a series fund comprised of separate investment series, namely the Portfolios; and

WHEREAS, the Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("VARIABLE CONTRACTS") offered by life insurance companies through separate accounts of such life insurance companies and also offers its shares to certain qualified pension and retirement plans, Eaton Vance Management ("EVM") and affiliated advisers to the Trust and any other person permitted to hold shares of the Trust pursuant to applicable Treasury regulations and the Mixed and Shared Funding Exemptive Order (defined below); and

WHEREAS, the Trust has obtained, or warrants and agrees that prior to any issuance or sale of shares it will obtain an order from the Securities and Exchange Commission (the "SEC"), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 40 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of Participating Insurance Companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Company has established or will establish one or more separate accounts ("SEPARATE ACCOUNTS") to offer Variable Contracts and is desirous of having the Trust as one of the underlying funding vehicles for such Variable Contracts; and

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, (the "'34 ACT") as amended, and acts as the Trust's principal underwriter; and

WHEREAS, EVM, a Massachusetts business trust, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, any applicable state securities laws; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Trust to fund the aforementioned Variable Contracts and the Trust is authorized to sell such shares to the Company at net asset value ("NAV").

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Distributor agree as follows:

                         Article I. Sale of Trust Shares

1.1 The Trust agrees to make shares of the Trust ("Shares") available to the Separate Accounts of the Company for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Trust's then current prospectus and statement of additional information. The Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current prospectus and statement of additional information of the Trust in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Variable Contract owner, or such owner's investment adviser, registered representative or attorney-in-fact ("OWNER") to give instructions to the Company which would require the Company to redeem or exchange Shares of the Trust.

1.2 The Trust agrees to sell to the Company those Shares of the selected Portfolios of the Trust which the Company orders, executing such orders on a daily basis at the NAV next computed after receipt by the Trust or its designee of the order for the Shares of the Fund. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Trust; provided, to the extent not inconsistent with regulatory requirements, that (i) the Company receives the order by 4:00 p.m. Eastern time (or other applicable closing time of the New York Stock Exchange), and (ii) the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following "Business Day." "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its NAV pursuant to the rules of the SEC. In the event that the Company is unable to meet the 10:00 a.m. time stated immediately above, then the Company shall immediately notify the Trust and the Trust will allow The Company additional time to notify the Fund of the order. Notwithstanding the foregoing, the trustees of the Trust may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the trustees of the Trust acting in good faith and in light of their fiduciary duties under federal laws, necessary in the best interests of the shareholders of that Portfolio.

1.3 The Trust agrees to redeem on the Company's request, any full or fractional Shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt by the Trust or its designee of the request for redemption, in accordance with the provisions of this agreement and the Trust's then current registration statement. However, if one or more Portfolios has determined to settle redemption transactions for all of its shareholders on a delayed basis, the Trust shall be permitted to delay sending redemption proceeds to the Company by the same number of days that the Trust is delaying sending redemption proceeds to the other shareholders of the Portfolio. For purposes of this Section 1.3, the Company shall be the designee of the Trust for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Trust provided, to the extent not inconsistent with regulatory requirements, that (i) the Company receives the request for redemption by 4:00 p.m. Eastern time (or other applicable closing time of the New York Stock Exchange) and (ii) the Trust receives notice of such redemption by 10:00 a.m. Eastern time on the next following Business Day. In the event that the Company is unable to meet the 10:00 a.m. time stated immediately above, then the Company shall immediately notify the Trust and the Trust will allow The Company additional time to notify the Fund of purchase orders.

1.4 The Trust shall furnish notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of the Trust as soon as reasonably practicable. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of the Portfolio. The Trust shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.

1.5 The Trust shall make the NAV per share for the selected Portfolios available to the Company on a daily basis, via a mutually agreeable form, as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m. Eastern time. In accordance with Section 9.3 below, if the Trust provides materially incorrect share NAV information, the Trust may make an adjustment to the number of shares purchases or redeemed for the Separate Account to reflect the correct NAV.

1.6 Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios.

1.7 If the Company's order requests the purchase of Fund Shares, the Company shall pay for such purchase by wiring federal funds to the Fund or its designated custodial account on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund shall wire the redemption proceeds to the Company as described in the FundServ Processing and Manual Trade Processing Procedures attached hereto. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC (including Section 22(e) of the 1940 Act and the rules thereunder and in accordance with the policies and procedures of the Trust as described in the then current prospectus.) The Trust reserves the right to redeem Portfolio shares in assets other than cash in accordance with the procedures and policies of the Trust as described in the then current prospectus.

1.8 The Trust agrees that all Shares of the Portfolios of the Trust will be sold only to Participating Insurance Companies which have agreed to participate in the Trust to fund their Separate Accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Code and Treasury Regulation Section1.817-5, certain qualified pension and retirement plans, EVM and affiliated advisers to the Trust and any other person permitted to hold shares of the Trust pursuant to applicable Treasury regulations and the Mixed and Shared Funding Exemptive Order; . Shares of the Portfolios of the Trust will not be sold directly to the general public.

1.9 As described in Section 1.2 above, the Trust may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "BOARD"), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Trust reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Trust or that may otherwise adversely affect the Trust. The Company agrees to use its reasonable best efforts to render assistance to, and to cooperate with, the Trust to achieve compliance with the Trust's policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

1.10 Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

1.11 NAV errors shall be handled in accordance with Section 9.3 below.

                    Article II. Owner Transaction Information

2.1 The Company agrees to provide to the Trust or its designee, upon request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Owners underlying an Account and the amount, date, name or other identifier of any investment professional(s) associated with such Owners (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account (the "INFORMATION"). Upon further request by the Trust or its designee, Company agrees to provide the name or other identifier of any investment professionals (if known) associated with any Contract Owner(s) account which has been identified by EVD as having violated policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust. In addition:

     (i) Requests for Information must set forth a specific period, not to exceed ninety (90) business days from the date of the most recent calendar month-end preceding the request, for which Information is sought. The Trust or its designee may request Information older than ninety (90) business days from the date of the request as they deem necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust;

     (ii) In accordance with the preceding paragraph, the Company agrees to transmit the Information to the Trust or its designee promptly, but in any event not later than five (5) business days, after receipt of a request for Information or after the last day of a period for which the Information has been requested, unless mutually agreed upon otherwise by the parties. If requested by the Trust or its designee, the Company agrees to use reasonable efforts to determine promptly whether any specific person about whom it has received Information is itself a financial intermediary ("INDIRECT INTERMEDIARY") and, upon further request of the Trust or its designee, promptly either: (i) provide or arrange to provide to the Trust or its designee the Information and any other information required to be provided by law, rule, or regulation for those Owners who hold accounts with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares in nominee name on behalf of other persons. The Company agrees to inform the Trust or its designee whether the Company will perform (i) or
(ii). For purposes of this paragraph, an "Indirect Intermediary" has the same meaning as provided in Rule 22c-2 under the '40 Act ("RULE 22c-2");

     (iii) To the extent practicable, the format for any Information provided to the Trust should be consistent with the NSCC's Standardized Data Reporting Format, or if not practicable, in an alternative format mutually agreed upon by the parties; and

     (iv) The Trust agrees not to use Information received from the Company solely as a result of entering into this Agreement for marketing or any other similar purpose without the Company's prior written consent, unless otherwise required by law, rule, or regulation, in which case the Trust shall promptly notify The Company of any Information used under such law, rule, or regulation. The Trust may, however, use the information received to ensure compliance with the Trust's compliance policies and procedures established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Portfolios.

2.2 The Company agrees to execute instructions from the Funds or their designee ("INSTRUCTIONS") to restrict or prohibit further purchases or exchanges of Shares by Owners that have been identified by the Funds or a designee as having engaged in transactions in Shares (directly or indirectly through the Account) that may violate the Funds' policies regarding short term or excessive trading activity. The Funds or their designee will include in the Instructions the TIN, ITIN, or GII, if known, and the specific restriction(s) to be implemented. If the TIN, ITIN, or GII, is not known, the Instructions must include an equivalent identifying number of the Owners or other agreed upon information to which the Instructions relate. In addition, the Company agrees as follows:

     (i) To implement Instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the Instructions by the Company; and

     (ii) To provide confirmation to the Funds in a mutually agreed upon format that Instructions have been implemented. The Company agrees to provide confirmation as soon as is reasonably practicable, but not later than ten (10) business days after the Instructions have been implemented.

2.3 For the purpose of this Article 2:

     (i) The term "TRUST" does not include any "excepted funds" as defined in Rule 22c.

     (ii) The term "SHARES" means the interests of Owners corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by the Company.

     (iii) The term "OWNER" means the beneficial Owner of Shares, whether the Shares are held directly or by the Company in nominee name.

                         Article III. Fees and Expenses

3.1 Except as otherwise provided under this Agreement, the Trust and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or the Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement

                   Article IV. Representations and Warranties

4.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Indiana and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

4.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

4.3 The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company. The Company represents and warrants that the assets of the Separate Account are and will be kept separate from the General Account of the Company and any other separate accounts the Company may have, and will not be charged with liabilities from any business that the Company may conduct or the liabilities of any companies affiliated with the Company.

4.4 The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 ACT") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements. The Company agrees to notify the Trust promptly of any investment restrictions imposed by state insurance law applicable to the Trust.

4.5 The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust promptly upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future. The foregoing does not encompass Contracts which fail to qualify for treatment as annuity contracts or life insurance policies under the applicable Code provisions because of the actions or inaction of the purchasers of such Contracts.

4.6 The Trust represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the '40 Act prior to and at the time of any issuance or sale of such Shares. The Trust shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     4.7 The Trust represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation Section1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance. Upon request, the Fund shall provide Company a certification of its compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 within thirty (30) days of the end of each calendar quarter.


4.8 The Fund represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and that it will make every effort to maintain each Portfolio's qualification (under Subchapter M or an successor or similar provision) and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

4.9 The Distributor represents that it is and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform is obligations for the Trust in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws. The Distributor further represents that it is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA").

4.10 The Trust represents and warrants that all its trustees, officers, employees, and other individuals/entities who deal with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than that required by Rule 17g-1 under the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

4.12 The Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                   Article V. Prospectus and Proxy Statements

5.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Portfolios.

5.2 At least annually, the Trust or its designee shall provide the Company, free of charge, in portable document format (I.E., PDF) only (or other electronic means as agreed to by the Distributor and the Company) the current statutory prospectus and summary prospectus (if requested by Company) for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Owners whose Variable Contracts are funded by such Shares. The Trust or its designee shall also provide the Company in PDF only the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company the Trust or its designee shall provide such documentation in PDF and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Trust Shares and any other fund shares offered as investments for the Variable Contracts printed at the Company's expense together in one document, provided however that the Company shall ensure that, except as expressly authorized in writing by the Trust, no alterations, edits or changes whatsoever are made to prospectuses or other Trust documentation after such documentation has been furnished to the Company or its designee, and the Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses or other Trust documentation after it has been furnished to the Company or its designee. The Distributor shall reimburse the Company for the costs associated with printing and delivering prospectuses and supplements to exiting Owners of the Shares.

5.3 The Trust, at the Trust's expense, shall provide the Company with copies of the Trust's proxy statements, Trust reports to shareholders, and other Trust communications to shareholders in PDF. Alternatively and in lieu thereof, the Company may elect to print any of the Trust's proxy statements, Trust reports to shareholders, and other Trust communications to shareholders and the Distributor agrees to reimburse the Company for expenses related to thereto.

5.4 Upon reasonable request, the Trust will provide the Company with at least one complete PDF copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios after the filing of each such document with the SEC or other regulatory authority. Upon reasonable request, the Company will provide the Trust with at least one complete PDF copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authority.

                           Article VI. Sales Materials

6.1 The Company will furnish, or will cause to be furnished, to the Trust or the Distributor, each piece of sales literature or other promotional material in which the Trust, the Distributor or any affiliate thereof is named, at least five (5) business days prior to its intended use. No material shall be used if the Trust or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

6.2 The Trust or the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least five (5) business days prior to its intended use. No such material shall be used unless the Company approves such material.

6.3 Except with the express, prior permission of the Company, neither the Trust nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to Owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Trust nor the Distributor shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

6.4 Except with the express, prior permission of the Trust or the Distributor, neither the Company nor its affiliates or agents shall give any information or make any representations or statements on behalf of the Trust, the Distributor or any affiliate thereof or concerning the Trust, the Distributor or any affiliate thereof, other than the information or representations contained in the registration statements or prospectuses for the Trust, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or the Distributor or designee thereof. Neither the Company nor its affiliates or agents shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

6.5 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

6.6 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the National Association of Securities Dealers, Inc. or FINRA rules, the '40 Act or the '33 Act.

                        Article VII. Potential Conflicts

7.1 The parties acknowledge that the Trust has received the "Mixed and Shared Funding Exemptive Order which, requires the Trust and each Participating Company and Plan to comply with conditions and undertakings substantially as provided in this Article. In the event of any inconsistencies between the terms of the Mixed and Shared Funding Exemptive Order and those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement.

7.2 The Trust's Board will monitor each Portfolio for the existence of any material irreconcilable conflict between and among the interests of the Owners of all Participating Companies and of Plan Participants and Plans investing in the Portfolio, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Portfolios are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract Owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Owners and (g) if applicable, a decision by a Plan to disregard the voting instructions of plan participants. The Board shall have sole authority to determine whether an irreconcilable material conflict exists and its determination shall be binding upon Company.

7.3 The Company will report promptly any potential or existing conflicts to the Board. The Company will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Owners voting instructions.

7.4 If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract Owner investments in the Trust, the Board shall give prompt notice of the conflict and the implications thereof to all Participating Companies and Plans. If the Board determines that the Company is a relevant Participating Company or Plan with respect to said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of the Trust, or another investment company;
(b) submitting the question as to whether such segregation should be implemented to a vote of all affected Owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract Owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith. If a material irreconcilable conflict arises because of the Company's decision to disregard Owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Trust to withdraw the Separate Account's investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Owners. For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Portfolio(s) or its investment adviser (or any other investment adviser of the Portfolio) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Article to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Owners materially and adversely affected by the irreconcilable material conflict.

7.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

7.6 No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if reasonably deemed appropriate by the Board.

7.7 If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and (b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.

7.8 The Company acknowledges it has been advised by the Trust that it may be appropriate for the Company to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.

                              Article VIII. Voting

8.1 The Company will provide pass-through voting privileges to all Owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Trust Shares held for such Owners. The Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order as communicated by the Trust (in addition to those specified in this Agreement) and any reasonable standards that the Trust may adopt and provide in writing.

                           Article IX. Indemnification

9.1 Indemnification by the Company. Subject to Section 9.3 below, the Company agrees to indemnify and hold harmless the Trust and the Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the '33 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's Shares or the Variable Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing) (which shall include a written description of a Variable Contract that is not registered under the 33
Act), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust Shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Trust Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 4.5 of this Agreement; or

     (v) arises out of information or instructions from the Company or its agents concerning the purchase, redemption, transfer or other transaction in Trust Shares; or

     (vi) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2 Indemnification by the Trust and the Distributor.

     (a) Subject to Section 9.3 below, the Trust and the Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust and the Distributor which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's Shares or the Variable Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Trust or the Distributor or persons under its control) or wrongful conduct of the Trust or the Distributor or persons under its control, with respect to the sale or distribution of the Variable Contracts or Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust or the Distributor; or

     (iv) arise as a result of a failure by the Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor; or

     (vi) arises out of information or instructions from the Trust or its agents concerning the purchase, redemption, transfer or other transaction in Trust Shares.

     (b) The Trust or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     (c) The Trust or the Distributor, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust or the Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or the Distributor of any such claim shall not relieve the Trust or the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust or the Distributor shall be entitled to participate at its own expense in the defense thereof. The Trust or the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust or the Distributor to such party of the Trust's or the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3 Indemnification for Errors. In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Trust, the parties agree that each is obligated to make the Separate Accounts and/or the Trust, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio's policies on materiality of pricing errors. In addition, the parties agree to work together in good faith with respect to consideration of payment of reasonable costs of administrative costs of any reprocessing resulting from a pricing error or delay, insofar as any such costs arise out of or is based on any error or alleged error made in the pricing of shares of a Portfolio. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section. The Company and the Trust agree that Eaton Vance Pricing Error Procedures shall govern.

9.4 The parties agrees to notify each other promptly of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale or operation of Trust Shares, Variable Contracts or the operation of the Separate Accounts.

                          Article X. Term; Termination

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate in accordance with the following provisions:

     (a) At the option of the Company or the Trust at any time from the date hereof upon ninety (90) days notice, unless a shorter time is agreed to by the parties;

     (b) At the option of the Company, if Trust Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company, provided, however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

      (c) At the option of the Company, upon the institution of formal proceedings against the Trust by the SEC, the National Association of Securities Dealers, Inc., FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Trust's ability to meet and perform the Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

      (d) At the option of the Trust, upon the institution of formal proceedings against the Company by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Trust's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Trust with said termination to be effective upon receipt of notice;

      (e) In the event the Trust's Shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

     (f) At the option of the Trust if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

      (g) At the option of the Company, upon the Trust's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written advance notice of such breach is delivered to the Trust;

     (h) At the option of the Trust, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within ten days after written advance notice of such breach is delivered to the Company;

     (i) At the option of the Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

     (ii) In the event this Agreement is assigned without the prior written consent of the Company, the Trust, and the Distributor, termination shall be effective immediately upon such occurrence without notice.

10.3 Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Trust at the option of the Company will continue to make available additional Trust Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Distributor requests that the Company seek an order pursuant to
Section 26(c) of the 1940 Act to permit the substitution of other securities for shares of the Portfolio(s) Specifically, without limitation, the Owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Portfolio(s), redeem investments in the Trust and/or invest in the Trust upon the payment of additional premiums under the Existing Contracts.

                               Article XI. Notices

11.1 Any notice hereunder shall be given by registered or certified mail return receipt requested or via overnight delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                         If to the Trust
                         c/o Eaton Vance Distributors, Inc.
                         Two International Place

                         Boston, MA 02100:

                         Attention: Chief Legal Officer

                         If to the Distributor:

                         Eaton Vance Distributors, Inc.
                         Two International Place
                         Boston, MA 02110

                         Attention: Chief Legal Officer

                         If to the Company:
                         1300 S. Clinton Street
                         Fort Wayne, Indiana 46802

                         Attention: Funds Management

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                           Article XII. MISCELLANEOUS

12.1 Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent.

12.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.4 Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the . It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

12.5 Liability. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust and each respective Portfolio thereof only and shall not be binding on any Director/Trustee, officer or shareholder of the Trust individually. In addition, notwithstanding any other provision of this Agreement, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

12.6 Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation, examination or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7 Subcontractors, Agents or Affiliates. The parties may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The parties shall provide each other with written notice of the names of any subcontractors, agents or affiliates the parties hire or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. The Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Company in
Section 9 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Company.

12.8 Client Lists. The Company hereby consents to the Distributor's, the Trust's, or its investment adviser's use or reference to the Company's name in connection with any full, partial or representative list of clients.

12.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

12.10 Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.11 The Portfolios are portfolio series of a Massachusetts business trust formed under a declaration of trust. The obligations of this Agreement with respect to each Portfolio are binding only upon the assets and property of such series and are not binding upon any other series of the Trust, and all persons dealing with a Portfolio must look solely to the property of that Portfolio for satisfaction of claims of any nature against the Portfolio, as neither the trustees, officers, employees nor shareholders of the Trust assume any personal liability in connection with its business or for obligations entered into on its behalf.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                         The Lincoln National Life Insurance Company


                         By: /s/ Daniel R. Hayes
                             ---------------------------
                         Name: Daniel R. Hayes
                         Title: Vice President

                         Eaton Vance Distributors, Inc.


                         By: /s/ Sean P. Kelly
                             ---------------------------
                          Sean P. Kelly, CFA
                          SVP, Managing Director
                          Eaton Vance Variable Trust


                         By: /s/ James F. Kirchner
                             ---------------------------
                         Name:  James F. Kirchner
                         Title: Treasurer


                         FUND/SERV PROCESSING PROCEDURES
                                       AND
                          MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund ("Shares") will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service ("DCCS") Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation ("NSCC") shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Lincoln National Life Insurance Company ("Lincoln"). In the event of equipment failure or technical malfunctions or the parties' inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties' mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the "1940 Act") and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Lincoln of any Instructions from the contract owner prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Lincoln that it has received proper authorization from each contract owner whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

                      FUND/SERV-DCCS PROCESSING PROCEDURES

1. On each business day that the New York Stock Exchange (the "Exchange") is open for business on which the Funds determine their net asset values ("Business Day"), the Fund shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Lincoln electronically through Fund/SERV ("Instructions") without supporting documentation from the contract owner. On each Business Day, the Fund shall accept for processing any Instructions from Lincoln and shall process such Instructions in a timely manner.

2. The Trust shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Trust that would affect its duties and obligations pursuant to this Agreement.

3. Confirmed trades and any other information provided by the Distributor or Trust to Lincoln through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4. Trade information provided by Lincoln to the Distributor or Trust through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Lincoln regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5. For each Fund/SERV transaction, Lincoln shall provide the Funds and the Distributor with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Lincoln hereby certifies is and shall remain true and correct. Lincoln shall maintain documents required by the Funds to effect Fund/SERV transactions. Lincoln certifies that all Instructions delivered to Distributor or the Trust on any Business Day shall have been received by Lincoln from the contract owner by the close of trading (generally 4:00 p.m. Eastern Time ("ET")) on the Exchange (the "Close of Trading") on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Distributor on the next Business Day.

                          MANUAL PROCESSING PROCEDURES

1. On each Business Day, Lincoln may receive Instructions from the contract owner for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Lincoln prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the "Trade Date") and transmitted to the Distributor or Trust by no later than 9:30 a.m. ET the Business Day following the Trade Date ("Trade Date plus One" or "T+1"), will be executed at the NAV ("Share Price") of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2. As noted in Paragraph 1 above, by 9:30 a.m. ET on T+1 ("Instruction Cutoff Time") and after Lincoln has processed all approved transactions, Lincoln will transmit to the Distributor via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Lincoln, the Distributor and the Trust, a report (the "Instruction Report") detailing the Instructions that were received by Lincoln prior to the Funds' daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

     (a) It is understood by the parties that all Instructions from the contract owner shall be received and processed by Lincoln in accordance with its standard transaction processing procedures. Lincoln or its designees shall maintain records sufficient to identify the date and time of receipt of all contract owner transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities. Under no circumstances shall Lincoln change, alter or modify any Instructions received by it in good order.

     (b) Following the completion of the transmission of any Instructions by Lincoln to the Distributor or Trust by the Instruction Cutoff Time, Lincoln will verify that the Instruction was received by the Distributor.

     (c) In the event that Lincoln transmits an Instruction to the Distributor or Trust on any Business Day prior to the Instruction Cutoff Time and such Instruction is not received by the Distributor or Trust due to circumstances caused by the Distributor or Trust that prohibit the Distributor's or Trust's receipt of such Instruction, such Instruction shall nonetheless be treated by the Distributor as if it had been received by the Instruction Cutoff Time, provided that Lincoln retransmits such Instruction by facsimile transmission to the Distributor.

     (d) With respect to all Instructions, the Trust's financial control representative will manually adjust a Fund's records for the Trade Date to reflect any Instructions sent by Lincoln.

3. As set forth below, upon the timely receipt from Lincoln of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

     (a) Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Lincoln initiating a wire transfer on T+1 to the custodian for the Fund for receipt by the Funds' custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Distributor to cover such net purchase order.

          In the case of Instructions which constitute a net redemption order, settlement shall occur by the Trust causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. The parties agree to work together with respect to any delays described herein. The Trust reserves the right to redeem Fund shares in assets other than cash in accordance with the then current Eaton Vance Funds Procedures for Redemptions in Kind and the policies of the Trust as described in the Funds' then current prospectus.

     (b) Lincoln (and its Variable Accounts) shall be designated as record owner of each account ("Record Owner") and the Trust shall provide Lincoln with all written confirmations required under federal and state securities laws.

     (c) On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 3(c) only, the Settlement Date will be the date on which the Instruction settles.

     (d) Lincoln shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Lincoln's internal record-keeping system and shall promptly, advise the Distributor and Trust in writing of any discrepancies between such information. The parties shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

                            PRICE COMMUNICATION TIME

By no later than 7:00 p.m. ET (to the extent reasonably practicable) on each Trade Date ("Price Communication Time"), the Trust will communicate to Lincoln via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

                                   ADJUSTMENTS

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit D herein: (i) which is caused by the Funds or the Distributor, the Distributor shall make any adjustments on the Funds' accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the contract owner and Lincoln, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Lincoln, the Distributor shall make any adjustment on the Funds' accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Lincoln for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds' accounting system, Lincoln shall make the corresponding adjustments on its internal record-keeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or loss.